Exhibit 23.2

May 15, 2008

Mr. Martin H. Eden
Chief Financial Officer
Gran Tierra Energy Inc. (Gran Tierra)
300, 611 — 10 th Ave, SW
Calgary, Alberta T23R 0B2
Canada
Gran Tierra Registration Statements:
Form S-1 (Reg. Nos. 333-140171, 333-132352 and 333-146953)
Filed with the U.S. Securities Exchange Commission
Dear Mr. Eden:

     As the independent reserve engineers for Gran Tierra, Gaffney, Cline & Associates, Inc. (GCA) hereby confirms that it has granted and not withdrawn its consent to the reference to GCA’s review of Gran Tierra’s reserves as of December 31, 2007 in the form and context disclosed by Gran Tierra in this Post-Effective Amendment of Form S-1 to Registration Statement Nos. 333-140171, 333-132352 and 333-146953 filed with the U.S. Securities and Exchange Commision.

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     Please do not hesitate to contact us if you have any questions.

Very truly yours, GAFFNEY, CLINE & ASSOCIATES, INC.
/s/ David K. Morgan
David K. Morgan
Senior Manager